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                                                                    EXHIBIT 99.1



[MERIDIAN RESOURCE CORPORATION LOGO]                                 [NEWS LOGO]


                   THE MERIDIAN RESOURCE CORPORATION ANNOUNCES
          150% INCREASE IN EARNINGS PER SHARE FOR SECOND QUARTER 2004


Houston, Texas - July 28, 2004 - The Meridian Resource Corporation (NYSE: TMR) today announced net income applicable to common shareholders of $7.7 million, or $0.10 per diluted common share, for the second quarter of 2004, compared to net income applicable to common shareholders of $1.9 million, or $0.04 per diluted common share for the second quarter of 2003. For the six months ended June 30, 2004, the Company reported net income applicable to common shareholders of $13.0 million, or $0.18 per diluted common share, compared to net income applicable to common shareholders of $3.6 million, or $0.07 per diluted common share, for the corresponding period of 2003.

Discretionary cash flow totaled $39.4 million for the three months ended June 30, 2004, compared to $19.9 million for the corresponding period of 2003, representing a 98% increase between the corresponding periods. For the six months ended June 30, 2004, discretionary cash flow increased 85% to $75.0 million, compared to $40.4 million for the six month period ended June 30, 2003.

Average daily production volumes increased by 51% to 98.9 million cubic feet of gas equivalent ("Mmcfe") for the second quarter of 2004 from 65.4 Mmcfe for the second quarter of 2003. Oil and natural gas volumes for the second quarter of 2004 totaled 9,002 Mmcfe compared to 5,951 for the comparable quarter of 2003. For the six months ended June 30, 2004, oil and natural gas production totaled 17,598 Mmcfe, or 96.7 Mmcfe per day, compared to 11,597 Mmcfe, or 64.1 Mmcfe per day, for the corresponding period of 2003.

For the three months ended June 30, 2004 oil and gas revenues totaled $50.1 million, or $5.56 per thousand cubic feet of gas equivalent ("Mcfe"), an increase of 69% compared to oil and gas revenues of $29.6 million, or $4.97 per Mcfe, for the corresponding period of 2003. Oil and gas revenues totaled $96.2 million, or $5.47 per Mcfe, for the six months ended June 30, 2004, an increase of 64%, compared to $58.6 million, or $5.05 per Mcfe, for the corresponding period of 2003. The increase in production, revenues, earnings and discretionary cash flow between the three month and six month periods ended June 30, 2004 and 2003 were a result of the Company's drilling successes in the Biloxi Marshlands ("BML") project area and the Weeks Island field, coupled with successful workover operations in the Company's Ramos and Weeks Island fields.

Lease operating expenses were reduced on a Mcfe basis by 34%, from $0.47 per Mcfe for the quarter ended June 30, 2003 to $0.31 per Mcfe for the quarter ended June 30, 2004. For the six months ended June 30, 2004 lease operating expenses totaled $5.8 million compared to $5.3 million for the comparable period of 2003. The marginal increase in lease operating expenses reflects the addition of new wells in the Company's BML project area and the Weeks Island field. In total, production taxes increased by $1.5 million, or 43%, between the comparable six month periods because of production increases. However, on a per unit basis, production taxes declined by 7%,


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from $0.29 per Mcfe for the six months ending June 30, 2004 to $0.27 for the corresponding period of 2003, reflecting a shift in the mix between oil and gas production.

General and administrative expenses decreased on a per Mcfe basis by 24% to $0.38 per Mcfe for the six months ending June 30, 2004, compared to $0.50 per Mcfe for the comparable 2003 period. The total for the quarter increased marginally by $0.5 million to $3.5 million, compared to $3.0 million for the same period of 2003.

Interest expense decreased by $1.7 million, or 48%, to $1.8 million for the quarter ended June 30, 2004, from $3.5 million for the quarter ended June 30, 2003, due to lower outstanding borrowings. Specifically, during the second quarter ended June 30, 2004, the Company has paid an aggregate of $3 million toward its senior secured credit agreement and $5 million on its subordinated debt, bringing the principal balance due under each to $114 million and $5 million, respectively, as of June 30, 2004. As of June 30, 2004, the Company's debt to total capitalization ratio was 30%, compared to 49% and 38% as of June 30, 2003 and December 31, 2003, respectively.

Meridian continues to focus on its exploration and exploitation of the BML project area in addition to the development of its Weeks Island field and its other properties which comprise an asset base consisting of approximately 8,000 square miles of 3-D seismic data. The Company plans to begin utilizing a third drilling rig in the BML project area as early as the fourth quarter of 2004 and plans to increase its capital expenditures budget for 2004 by approximately 15% from $95 million to as much as $110 million over the balance of the year.


NON-GAAP FINANCIAL MEASURE

In this press release, we refer to a non-GAAP financial measure we call "discretionary cash flow." Management believes this measure is a financial indicator of our company's ability to internally fund capital expenditures and service outstanding debt. Management also believes this non-GAAP financial measure of cash flow is useful information to investors because it is widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Discretionary cash flow should not be considered an alternative to net cash provided by operating activities or net income, as defined by GAAP. The accompanying table reconciles discretionary cash flow to its nearest GAAP measure of Net Cash Provided By (Used In) Operating Activities.



SAFE HARBOR STATEMENT AND DISCLAIMER
Statements identified by the words "expects," "projects," "plans," and certain of the other foregoing statements may be deemed "forward-looking statements." Although Meridian believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this press release. These include risks inherent in the drilling of oil and natural gas wells, including risks of fire, explosion, blowout, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in oil and natural gas drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks with respect to oil and natural gas prices, a material decline in which could cause the Company to delay or suspend planned drilling operations or reduce production levels; and risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and gas prices.

These and other risks are described in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K and Form 10-Q.

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--------------------------------------------------------------------------------
The Meridian Resource Corporation is an independent oil and natural gas company engaged in the exploration for and development of oil and natural gas in Louisiana, Texas, and the Gulf of Mexico. Meridian has access to an extensive inventory of seismic data and, among independent producers, is a leader in using 3-D seismic technology to analyze prospects, define risk, and target high-potential wells for exploration and development. Meridian is headquartered in Houston, Texas, and has a field office in Weeks Island, Louisiana. Meridian stock is traded on the New York Stock Exchange under the symbol "TMR."
================================================================================

                                                   FOR MORE INFORMATION CONTACT:
                                                  John Collins at (281)-597-7000
                             Meridian Resource Corporation Website: www.tmrc.com









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               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
                             SUMMARY OPERATIONS DATA
                (In thousands, except prices and per share data)
                                   (Unaudited)

                                                               THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                     JUNE 30,                         JUNE 30,
                                                           --------------------------        --------------------------
                                                             2004              2003            2004              2003
                                                           --------           -------        --------          --------
Production
   Oil (Mbbl)                                                   346               347             657               744
   Natural Gas (Mmcf)                                         6,297             3,869          13,656             7,132
   Mmcfe                                                      9,002             5,951          17,598            11,597
   Mmcfe (Daily Rate)                                          98.9              65.4            96.7              64.1

Average Prices
   Oil (per bbl)                                           $  27.36           $ 25.19        $  26.29          $  25.17
   Natural Gas (per Mcf)                                       5.86              5.39            5.78              5.59
   Per Mcfe                                                    5.56              4.97            5.47              5.05

Oil and Natural Gas Revenues                               $ 50,065          $ 29,603        $ 96,205          $ 58,590
Lease Operating Expenses                                      2,746             2,803           5,754             5,287
   Per Mcfe                                                    0.31              0.47            0.33              0.46
Severance and Ad Valorem Taxes                                2,512             1,548           4,829             3,367
   Per Mcfe                                                    0.28              0.26            0.27              0.29
General and Administrative Expense                            3,491             2,972           6,695             5,782
   Per Mcfe                                                    0.39              0.50            0.38              0.50
Interest Expense                                              1,801             3,468           3,970             5,944
   Per Mcfe                                                    0.20              0.58            0.23              0.51

Discretionary Cash Flow (Fully Diluted) (1)                $ 39,363          $ 19,879        $ 75,023          $ 40,445
   Per MCFE                                                    4.37              3.34            4.26              3.49

Net Earnings Applicable to Common Stockholders              $ 7,745           $ 1,924        $ 13,032           $ 3,645
   Per Diluted Common Share                                 $  0.10           $  0.04         $  0.18           $  0.07

Diluted Shares (without giving effect to
  anti-dilution)                                             85,598            72,020          85,127            71,791


(1) See accompanying table for a reconciliation of discretionary cash flow to net cash provided by (used in) operating activities as defined by GAAP.




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               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        (In thousands, except per share)
                                   (Unaudited)

                                                               THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                                    JUNE 30,                           JUNE 30,
                                                           --------------------------        --------------------------
                                                             2004              2003            2004              2003
                                                           --------          --------        --------          --------
Revenues:
   Oil and natural gas                                     $ 50,065          $ 29,603        $ 96,205          $ 58,590
   Interest and other                                            38                51              90                89
                                                           --------          --------        --------          --------
     Total revenues                                          50,103            29,654          96,295            58,679
                                                           --------          --------        --------          --------

Operating costs and expenses:
   Oil and natural gas operating                              2,746             2,803           5,754             5,287
   Severance and ad valorem taxes                             2,512             1,548           4,829             3,367
   Depletion and depreciation                                25,352            15,187          49,053            29,842
   General and administrative                                 3,491             2,972           6,695             5,782
    Accretion expense                                           148               128             267               256
                                                           --------          --------        --------          --------
     Total operating costs & expenses                        34,249            22,638          66,598            44,534
                                                           --------          --------        --------          --------

Net earnings before interest and income taxes                15,854             7,016          29,697            14,145

Other expenses:
   Interest expense                                           1,801              3,468          3,970             5,944
   Debt conversion expense                                       --                --           1,188                --
   Taxes on income:
         Current                                              1,100                --            2,100               --
         Deferred                                             4,100                --            7,000               --
                                                           --------          --------        --------          --------

Net earnings before cumulative
  effect of change in acctg principle                         8,853             3,548          15,439             8,201
Cumulative effect chg acctg principle                            --                --              --            (1,309)
                                                           --------          --------        --------          --------
Net earnings                                                  8,853             3,548          15,439             6,892
                                                           ========          ========        ========          ========

Dividends on preferred stock                                  1,108             1,624           2,407             3,247
                                                           --------          --------        --------          --------
Net earnings applicable to common stockholders             $  7,745           $ 1,924        $ 13,032           $ 3,645
                                                           ========          ========        ========          ========

Net earnings per share:
 - Basic                                                    $  0.11            $ 0.04         $  0.20            $ 0.07
                                                           ========          ========        ========          ========
 - Diluted                                                  $  0.10            $ 0.04         $  0.18            $ 0.07
                                                           ========          ========        ========          ========

Weighted average common shares outstanding:
 - Basic                                                     69,304            50,163          66,157            50,126
 - Diluted (giving effect to anti-dilution)                  75,363            50,163          73,566            50,126





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               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                                JUNE 30, 2004             DECEMBER 31,
                                                                                 (UNAUDITED)                  2003
                                                                                -------------             ------------
ASSETS

Cash and cash equivalents                                                        $   11,803                $   12,821

Other current assets                                                                 27,892                    27,222
                                                                                 ----------                ----------
      Total current assets                                                           39,695                    40,043
                                                                                 ----------                ----------

Property, equipment and other assets                                                417,436                   408,706
                                                                                 ----------                ----------
      Total assets                                                               $  457,131                $  448,749
                                                                                 ==========                ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                                              $   48,637                $   45,183

Current portion of long-term debt                                                     5,000                    10,000
                                                                                 ----------                ----------
      Total current liabilities                                                      53,637                    55,183
                                                                                 ----------                ----------

Long-term debt, net of current maturities                                           114,000                   142,320

Other Liabilities                                                                    11,498                     6,465

Redeemable convertible preferred stock                                               32,371                    60,446

Common stockholders' equity                                                         245,625                   184,335
                                                                                 ----------                 ---------
      Total liabilities and stockholders' equity                                 $  457,131                 $ 448,749
                                                                                 ==========                 =========

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               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
             SUPPLEMENTAL DISCLOSURE OF NON-GAAP FINANCIAL MEASURES
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                              THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                                   JUNE 30,                             JUNE 30,
                                                          --------------------------          --------------------------
                                                            2004              2003              2004              2003
                                                          --------          --------          --------          --------
RECONCILIATION OF DISCRETIONARY CASH FLOW
(DILUTED) TO NET CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES:

DISCRETIONARY CASH FLOW (DILUTED)                         $ 39,363          $ 19,879          $ 75,023          $ 40,445
Adjustments to reconcile discretionary cash
  flow to net cash provided by (used in)
  operating activities:
     Interest on convertible sub-debt
       (net of tax)                                             --              (309)             (270)             (618)
     Net changes in working capital
                                                            (2,096)           (1,944)             (446)           (4,408)
                                                          --------          --------          --------          --------
NET CASH PROVIDED BY (USED IN) OPERATING
  ACTIVITIES                                              $ 37,267          $ 17,626          $ 74,307          $ 35,419
                                                          ========          ========          ========          ========


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